EX. 23.00

 Virchow, Krause & Company, LLP
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 Certified Public Accountants & Consultants

 December 7, 2001


 Stockholders and Board of Directors
 Abidon, Inc.
 Rockford, Illinois

 Enclosed you will find copies of the audited financial statements of Abidon, Inc. for the years ended December 31, 2000, 1999, and 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 If management intends to reproduce and publish the financial statements and our report thereon, they must be reproduced in their entirety. We understand these financial statements will be used for a filing with the Securities Exchange Commission.

 The audited financial statements have been signed by Larry E. Everhart, CPA. Mr. Everhart is a partner with Virchow, Krause & Company, LLP and has the authority to sign the financial statements.

 Sincerely,



 Larry E. Everhart, CPA, Partner


 VIRCHOW, KRAUSE & COMPANY, LLP

 Enclosures